Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-273658) and Form S-8 (File Nos. 333-272065, 333-98681, 333-116216, 333-133101, 333-159318, 333-171047, 333-174479, 333-196349, 333-130967, 333-250183 and 333-280448) of ConocoPhillips of our report dated February 22, 2024 relating to the financial statements of Marathon Oil Corporation, which is incorporated by reference in this Current Report on Form 8-K.

/s/ PricewaterhouseCoopers LLP
Houston, Texas
November 22, 2024